SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

DENDREON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3005 First Avenue

Seattle, Washington 98121

(Address of principal executive offices) (zip code)

(206) 256-4545

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On January 31, 2006, Dendreon Corporation (the “Company”) entered into a commitment letter with General Electric Capital Corporation (the “Lender”) wherein the Lender has committed to make a series of loans (the “Loans”) to the Company up to the aggregate original principal amount of $13 million (the “Loan Commitment”). Each Loan made by the Lender shall be in an aggregate minimum funding of $650,000 and will provide for interest at 9.72% per year, to be repaid in 36 consecutive monthly installments of principal and interest. The Lender will extend the Loans to the Company until July 31, 2006. The Loans will finance the acquisition of equipment associated with the build-out of the Company’s manufacturing facility in Hanover, NJ. The Loan Commitment is in addition to the $7 million lent by the Lender to finance “soft costs” (such as leasehold improvements, designs, etc.) that was previously reported. A copy of the commitment letter is attached as Exhibit 10.47, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

10.47	Commitment Letter between Dendreon Corporation and General Electric Capital Corporation, dated January 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

By	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr. Senior Vice President, Corporate Development, General Counsel and Secretary

Date: February 3, 2006

EXHIBIT INDEX

Number	Description
10.47	Commitment Letter between Dendreon Corporation and General Electric Capital Corporation, dated January 31, 2006.